As filed with the Securities and Exchange Commission on August 8, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2003

CATELLUS DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-18694	94-2953477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mission Street, Second Floor, San Francisco, California 94105

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:    (415) 974-4500

Not applicable

(Former name or former address, if changed since last report)

Catellus Development Corporation (“Catellus”) hereby files this Current Report on Form 8-K in order to incorporate by reference its second quarter 2003 financial results into the Registration Statement on Form S-4 of Catellus SubCo, Inc. which was filed with the SEC on May 2, 2003 and subsequently amended. Catellus previously furnished the press release referenced below on a Current Report on Form 8-K under Item 12 on August 6, 2003.

Item 5.    Other Events and Required FD Disclosure

On August 5, 2003, Catellus issued a press release reporting earnings per share (“EPS”) for the second quarter of 2003 of $0.21, compared to $0.37 for the same period in 2002. EPS for the six months ended June 30, 2003, was $0.47, compared to $0.73 for the same period in 2002.

Net income for the second quarter of 2003 was $19.3 million, compared to $33.6 million for the same period in 2002. Net income for the six months ended June 30, 2003, was $42.7 million, compared to $65.1 million for the same period in 2002.

The decline in net income for the second quarter of 2003 is attributed to, in part, the acceleration of residential sales activity into the first half of last year, in combination with a desert land sale in the second quarter of 2002, partially offset by an increase in management fee income in the second quarter of 2003 and the growth of the core rental portfolio. In the press release, Nelson C. Rising, chairman and CEO of Catellus, said:

“Year-to-date, sales activity has been down compared to the same period last year, however, we fully anticipate that sales activity for the full year 2003 will be in line with previous forecasts. We confirm our guidance of 10 percent growth in earnings per share for 2003, as adjusted for REIT conversion items.”

“The portfolio continues to perform well, even in light of this difficult environment. Leasing activity has been steady, and the rental portfolio’s occupancy rate at quarter-end was 94.4 percent, up 20 basis points from the same time last year,” added Mr. Rising. “Year-to-date, development completions total 2.3 million square feet, of which 1.2 million square feet is industrial property that was added to our rental portfolio at 100 percent occupancy, contributing to the quarter’s 13 percent increase in net operating income over the same period a year ago. Additionally, at June 30, 2003, the development pipeline totaled 4.4 million square feet of space, including 3.2 million square feet of predominantly industrial property that is 77 percent preleased and will be added to our rental portfolio upon completion-further enhancing our portfolio’s performance in coming quarters.”

The previously announced restructuring of Catellus’ business operations, in order for it to qualify as a real estate investment trust (“REIT”), is in process. Following a stockholder vote that will occur later in the year, the conversion is projected to be effective January 1, 2004.

Rental Portfolio

•	For the second quarter of 2003, net operating income (“NOI”) from the rental portfolio, including equity in earnings of operating joint ventures, increased 13.0 percent to $56.4 million, from $49.9 million for the same period in 2002. For the first half of the year, NOI from the rental portfolio, including equity in earnings of operating joint ventures, increased 12.9 percent to $113.6 million, from $100.6 million for the same period in 2002.

•	At June 30, 2003, the rental portfolio totaled 37.4 million square feet. The net increase of 687,000 square feet from March 31, 2003, is due to the completion of three development properties totaling 736,000 square feet, offset by the sale of one building totaling 50,000 square feet.

•	The 736,000 square feet of development properties completed and added to the rental portfolio during the second quarter of 2003 include three distribution warehouse facilities: a 97,000 square foot speculative facility in Portland, Oregon; a 171,000 square foot build-to-suit in Denver, Colorado; and a 468,000 square foot speculative building in Rancho Cucamonga, California. The three buildings are 100 percent leased and represent a total investment of $26.3 million with a projected return on cost of 10.8 percent.

•	At June 30, 2003, the rental portfolio occupancy was 94.4 percent, compared to 93.9 percent at March 31, 2003, and 94.5 percent at year-end 2002.

Development and Investment Activity

•	Construction starts during the second quarter of 2003 totaled 1.4 million square feet in five buildings, of which 1.3 million square feet in three buildings will be added to Catellus’ rental portfolio upon completion. Two buildings totaling 58,000 square feet are build-for-sale developments.

•	The 1.3 million square feet of construction starts during the quarter that will be added to Catellus’ rental portfolio upon completion include three industrial developments: a previously announced 450,000 square foot build-to-suit distribution warehouse for Kellogg USA, Inc., at Kaiser Commerce Center in San Bernardino County, California; a 617,000 square foot speculative building, also at Kaiser Commerce Center; and a 252,000 square foot build-to-suit distribution warehouse in Winchester, Virginia, transacted with Ford Motor Company in the second quarter of 2003. Following the completion of the Virginia development, Ford will lease 1.8 million square feet of distribution warehouse space at six Catellus properties.

•	At June 30, 2003, total construction in progress was 4.4 million square feet, of which 3.2 million square feet will be added to Catellus’ rental portfolio upon completion; 300,000 square feet is build-for-sale; and 880,000 square feet will be owned in joint ventures.

•	For the 3.2 million square feet under construction that will be added to Catellus’ rental portfolio upon completion, the projected total cost of development is $109.8 million. These buildings are 77 percent preleased, and when fully leased, they are projected to yield a return on cost of 10.0 percent.

•	During the quarter, a 600,000 square foot industrial building was completed in San Bernardino County, California, as a build-for-sale development for CB Richard Ellis Strategic Partners, L.P.; a 185,000 square foot office building was completed as a fee development for Anixter International in Glenview, Illinois; and in joint venture, a 118,000 square foot retail property was completed for lease to Home Depot in Avon, Colorado.

•	Residential lot and home sales through joint ventures during the quarter totaled 54. These sales included 33 lots at Serrano in El Dorado Hills, a suburb of Sacramento, California, and 21 homes at Talega in San Clemente, California.

•	During the quarter Catellus Residential Group (“CRG”) named Warmington Homes as its development partner at its Alameda Bayport residential project in Alameda, California. CRG closed with the city of Alameda and began site improvements on the first 190 lots of the 485-unit residential community, which CRG expects to deliver to the partnership entity for construction of homes by the end of 2003.

•	Subsequent to the quarter, and consistent with the company’s stated objective to develop and operate property in the country’s largest distribution markets, Catellus expanded into northern New Jersey with the acquisition of a 24-acre land parcel.

CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	June 30, 2003	December 31, 2002
Assets
Properties	$2,490,887	$2,448,081
Less accumulated depreciation	(427,716)	(399,923)

	2,063,171	2,048,158
Other assets and deferred charges, net	299,902	273,853
Notes receivable, less allowance	44,373	44,947
Accounts receivable, less allowance	16,723	14,211
Assets held for sale	—	2,760
Restricted cash and investments	34,064	36,593
Cash and cash equivalents	204,186	274,927

Total	$2,662,419	$2,695,449

Liabilities and stockholders’ equity
Mortgage and other debt	$1,482,178	$1,500,955
Accounts payable and accrued expenses	76,409	117,493
Deferred credits and other liabilities	175,680	151,466
Liabilities of assets held for sale	—	3,233
Deferred income taxes	315,630	318,970

Total liabilities	2,049,897	2,092,117

Minority interests	—	$57,363

Stockholders’ equity
Common stock - 112,273 and 110,817 shares issued at June 30, 2003 and December 31, 2002, respectively	1,123	1,108
Paid-in capital	555,235	531,362
Treasury stock, at cost (23,647 shares at June 30, 2003 and December 31, 2002, respectively)	(401,082)	(401,082)
Accumulated earnings	457,246	414,581

Total stockholders’ equity	612,522	545,969

Total	$2,662,419	$2,695,449

CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue
Rental revenue	$74,447	$64,725	$148,567	$127,600
Sales revenue	24,900	43,998	32,910	98,692
Management, development and other fees	4,863	1,764	6,947	2,896

	104,210	110,487	188,424	229,188

Costs and expenses
Property operating costs	(20,166)	(17,192)	(39,600)	(32,880)
Cost of sales	(20,281)	(28,167)	(23,253)	(67,252)
Selling, general and administrative expenses	(5,662)	(6,130)	(11,154)	(13,980)
Corporate administrative costs	(4,505)	(4,362)	(8,904)	(8,464)
Depreciation and amortization	(17,732)	(14,934)	(34,292)	(28,349)

	(68,346)	(70,785)	(117,203)	(150,925)

Operating Income	35,864	39,702	71,221	78,263

Other income
Equity in earnings of operating joint ventures, net	2,136	2,324	4,659	5,845
Equity in earnings of development joint ventures, net	5,427	8,177	9,281	15,624
Gain on non-strategic asset sales	1,478	7,059	7,357	6,821
Interest income	1,796	2,556	3,713	5,145
Other	792	41	1,949	8,166

	11,629	20,157	26,959	41,601

Other expenses
Interest expense	(17,149)	(13,898)	(33,941)	(26,442)
REIT transition costs	(1,805)	—	(3,363)	—
Other	(196)	(752)	(196)	(1,445)

	(19,150)	(14,650)	(37,500)	(27,887)

Income before minority interests, income taxes, and discontinued operations	28,343	45,209	60,680	91,977
Minority interests	—	(1,526)	—	(3,053)

Income before income taxes and discontinued operations	28,343	43,683	60,680	88,924
Income tax expenses	(10,846)	(17,565)	(22,585)	(35,762)

Income from continuing operations	17,497	26,118	38,095	53,162

Discontinued operations, net of income tax:
Gain from disposal of discontinued operations	1,780	7,550	4,419	12,055
Income (loss) from discontinued operations	(23)	(29)	151	(94)

Net gain from discontinued operations	1,757	7,521	4,570	11,961

Net income	$19,254	$33,639	$42,665	$65,123

Income per share from continuing operations
Basic	$0.20	$0.30	$0.44	$0.61

Assuming dilution	$0.19	$0.29	$0.42	$0.59

Income per share from discontinued operations
Basic	$0.02	$0.09	$0.05	$0.14

Assuming dilution	$0.02	$0.08	$0.05	$0.14

Net income per share
Basic	$0.22	$0.39	$0.49	$0.75

Assuming dilution	$0.21	$0.37	$0.47	$0.73

Average number of common shares outstanding-basic	87,730	86,976	87,493	86,815

Average number of common shares outstanding-diluted	90,756	89,864	90,375	89,508

A second quarter 2003 Supplemental Financial Package is available from our home page and the Investor Relations section of our website at www.catellus.com. These materials are also available by contacting Investor Relations at (415) 974-4500 or by sending an email to InvestorRelations@catellus.com.

Catellus Development Corporation is a publicly traded real estate development company that owns and operates approximately 37.4 million square feet of predominantly industrial property in many of the country’s major distribution centers and transportation corridors. The company’s principal objective is sustainable, long-term growth in earnings, which it seeks to achieve by applying its strategic resources: a lower-risk/higher-return rental portfolio, a focus on expanding that portfolio through development, and the deployment of its proven land development skills to select opportunities where it can generate profits to recycle back into its business. More information on the company is available at www.catellus.com.

Except for historical matters, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements about plans, opportunities, and development. We caution you not to place undue reliance on these forward-looking statements, which reflect our current beliefs and are based on information currently available to us. We do not undertake any obligation to publicly revise these forward-looking statements to reflect future events or changes in circumstances, except as may be required by law.

These forward-looking statements are subject to risks and uncertainties that could cause our actual results, performance, or achievements to differ materially from those expressed in or implied by these statements. In particular, among the factors that could cause actual results to differ materially are: ability to obtain the consents and satisfy the various other requirements for consummating the conversion of our business to a real estate investment trust (REIT) and the timing of the REIT conversion; changes in the real estate market or in general economic conditions, including a worsening economic slowdown or recession; product and geographical concentration; industry competition; availability of financing and changes in interest rates and capital markets; changes in insurance markets; discretionary government decisions affecting the use of land, and delays resulting therefrom; changes in the management team; weather conditions and other natural occurrences that may affect construction or cause damage to assets; changes in income taxes or tax laws; liability for environmental remediation and changes in environmental laws and regulations; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; failure of parties to reach agreement or definitive terms or to close transaction; increases in the cost of land and construction materials and availability of properties for future development; limitations on, or challenges to, title to our properties; risks related to the financial strength of joint venture projects and co-owners; changes in policies and practices of organized labor groups; shortages or increased costs of electrical power; other risks inherent in the real estate business; and acts of war, other geopolitical events and terrorists activities that could adversely affect any of the above factors.

For further information, including more detailed risk factors, you should refer to Catellus Development Corporation’s report on Form 10-K for the fiscal year ended December 31, 2002, and its report on Form 10-Q for the quarter ended March 31, 2003, filed with the Securities and Exchange Commission (“SEC”), as well as the preliminary proxy statement/prospectus on a Form S-4 registration statement filed with the SEC by Catellus SubCo, Inc., a wholly owned subsidiary of Catellus Development Corporation.

Information contained in this report is not a substitute for the preliminary proxy statement/prospectus dated July 18, 2003, that is part of the registration statement on Form S-4 of Catellus SubCo, Inc., which was filed with the SEC on May 2, 2003 (as amended by amendment nos. 1 and 2, filed on June 17, 2003, and July 28, 2003, respectively), in connection with the proposed conversion of Catellus Development Corporation to a REIT. The preliminary proxy statement/prospectus is a proxy statement of Catellus Development Corporation and a prospectus of Catellus SubCo, Inc. STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AS WELL AS THE FINAL PROXY STATEMENT/PROSPECTUS WHEN FILED WITH THE SEC, BECAUSE OF ITS IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS, ABOUT CATELLUS DEVELOPMENT CORPORATION AND THE PROPOSED REIT CONVERSION. The registration statement on Form S-4 and proxy statement/prospectus, as well as other documents of Catellus Development Corporation and Catellus SubCo, Inc. which will be filed with the SEC, are or will be available free of charge at the SEC’s website (http://www.sec.gov), or at the company’s website (http://www.catellus.com), or by directing a request for such a filing to Catellus Development Corporation at 201 Mission Street, Second Floor, San Francisco, California, 94105, Attn.: Director of Investor Relations, or by telephone at (415) 974-4649, or by email to InvestorRelations@catellus.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CATELLUS DEVELOPMENT CORPORATION

Dated August 8, 2003	By:	/s/ C. WILLIAM HOSLER

	Name:	C. William Hosler
	Title:	Senior Vice President and Chief Financial Officer